Exhibit 99.B(d)(88)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

PanAgora Asset Management Inc.

As of October 6, as amended December 18, 2006

SEI INSTITUTIONAL MANAGED TRUST

Small Cap Growth Fund

Small Cap Value Fund

Small/Mid Cap Diversified Alpha Fund

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

PanAgora Asset Management Inc.

As of October 6, as amended December 18, 2006

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Small Cap Growth Fund	x.xx	%
Small Cap Value Fund	x.xx	%
Small/Mid Cap Diversified Alpha Fund
for Assets managed pursuant to long-only strategy	x.xx	%
for Assets managed pursuant to 120/20 strategy	x.xx	%
for Assets managed pursuant to 130/30 strategy	x.xx	%

Agreed and Accepted:

SEI Investments Management Corporation	PanAgora Asset Management Inc.

By:	By:
/s/ Sofia A. Rosala	/s/ Louis X Iglesias

Name:	Name:
Sofia A. Rosala	Louis X Iglesias

Title:	Title:
Vice President	Chief Compliance Officer